June 2, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

File Number 0-27175

Dear Sirs/Madams:

We have read the statements of China Organic Fertilizer, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated May 29, 2011 and agree with such statements as they pertain to our firm.

Yours,

/s/ P.C. Liu, CPA, P.C.

P.C. Liu, CPA, P.C.